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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39445, No. 333-09807, No. 333-20779, No. 33-96616,
and No. 33-78542) pertaining to the Stock Option agreements for Eugene L. Goda, Ronald J. Clear and James H. Smith, 1995 Stock Option / Stock Issuance Plan of Objectshare Systems, Inc., 1993 Stock Plan and 1993 Employee Stock Purchase Plan of ParcPlace-Digitalk, Inc., 1988 Incentive Stock Option Plan, 1989 Stock Option Plan, 1992 Incentive and Nonstatutory Stock Option Plan, and the 1995 Director Stock Option Plan of ParcPlace-Digitalk, Inc. of our report dated May 21, 1998, with respect to the consolidated financial statements and schedule of ObjectShare, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.


                                       /s/ Ernst & Young LLP



Orange County, California
June 26, 1998

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